BY-LAWS
OF
SYMBOL TECHNOLOGIES, INC.

(Amended and Restated as of February 28, 2005)

ARTICLE I
OFFICES

Section 1.1. Registered Office.

The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the

Corporation’s registered agent in Delaware.

Section 1.2 Other Offices.

The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 2.1. Place of Meetings.

All meetings of Stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meeting.

The annual Meeting of Stockholders shall be held at such time on such day as shall be fixed by and in the discretion of the Board of Directors. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

Section 2.3. Special Meetings.

A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the Board of Directors, or if no Chairman of the Board of Directors is then serving by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.4. Notice of Meeting.

Notice of every meeting of stockholders stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued shall be given not less than ten (10) nor more than (60) days before the date of the meeting, either personally or by mail or as otherwise permitted by law. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the record of the stockholders or if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4 hereof.

Section 2.5. Quorum.

The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the meeting may be adjourned from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Whether or not a quorum is present, any meeting of stockholders, annual or special, may be adjourned from time to time by the person presiding over the meeting or represented by the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy at such meeting, to reconvene at the same or some other place, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than 30 days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-laws, but such notice may be waived as provided in Section 4 hereof.

Section 2.6. Voting.

Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each holder of record of shares of stock entitled to vote at each meeting of stockholders shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law. Except as otherwise provided by any applicable provision of law, by these By-laws or by the Certificate of Incorporation, if a quorum is present, the affirmative vote of a majority of the shares of such stock present or represented at any meeting of stockholders shall be the required vote of the stockholders with respect to any item of business; provided, however, that, unless otherwise provided by any applicable provision of law or by the Certificate of Incorporation, a lesser vote of the stockholders with respect to any item of business shall be applied if required or otherwise provided for by any applicable rule or regulation of any stock exchange or regulatory body. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.7. Proxies.

Every stockholder entitled to vote at a meeting may authorize another person or persons to act for him by proxy. No Proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in such proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representative or assigns, except in those cases where an irrevocable proxy permitted by law has been given.

Section 2.8. Action by Written Consent of Stockholders.

(a) Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. The Corporation shall give prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(b) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.8 as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered to the Corporation in the manner provided in Section 2.8(a) hereof, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(c) In the event of the delivery to the Corporation of any Consent in the manner provided in Section 2.8(a), the Secretary of the Corporation shall provide for the safe keeping of such Consent and shall promptly conduct such ministerial review of the validity of the Consents and of the validity of the action or proposal to be taken by written consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however that if the action or proposal to be taken by written consent relates to the election, removal or replacement of one or more members of the Board of Directors or otherwise constitutes a solicitation in opposition as referred to in Rule 14a-6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of conducting such ministerial review of the validity of the Consents and the validity of the action or proposal to be taken by written consent and to discharge the functions of the Secretary of the Corporation under this Section 2.8, provided further that the independent inspectors shall conduct such ministerial review of the validity of the Consents and the validity of the action or proposal to be taken by written consent only in the manner provided in Sections 2.8(d)(i) and (d)(ii) hereof. For the purpose of permitting the Secretary or the independent inspectors (as the case may be) to conduct such ministerial review of the validity of the Consents and the validity of the action or proposal to be taken by written consent, no action by written consent without a meeting shall be effective until such date as the Secretary or the independent inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 2.8(a) represent at least the minimum number of votes that would be necessary to take or authorize the corporate action at a meeting at which all shares entitled to vote thereon were present and voted. The cost of retaining independent inspectors under this Section 2.8 shall be borne by the Corporation.

(d) (i) In the event of the delivery to the Corporation of any Consent in the manner provided in Section 2.8(a) hereof that relates to the election, removal or replacement of one or more members of the Board of Directors or otherwise constitutes a solicitation in opposition to Rule 14a-6 of the Exchange Act, Consents shall be delivered to the independent inspectors upon receipt by the Corporation, the soliciting stockholders or their proxy solicitors or other designated agents. As soon as Consents are received, the independent inspectors shall review the Consents and shall maintain a count of the number of valid and unrevoked Consents. The independent inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the soliciting stockholders or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated Consent delivered to the Corporation in the manner provided in Section 2.8(a) hereof or (ii) a written request therefore by the Corporation or the soliciting stockholders (whichever is soliciting Consents), notice of which request shall be given to the party opposing the solicitation of Consents, which request shall state that the Corporation or soliciting stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked Consents to authorize the action to be taken has been received in accordance with these By-laws, the inspectors shall issue a preliminary report to the Corporation and the soliciting stockholders stating: (i) the number of valid consents, (ii) the number of valid revocations, (iii) the number of valid and unrevoked consents, (iv) the number of invalid consents, (v) the number of invalid revocations and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize the action to be taken.

(ii) Unless the Corporation and the soliciting stockholders shall agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have two (2) business days to review the Consents and to advise the independent inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within two (2) business days after the independent inspectors’ issuance of the preliminary report, the independent inspectors’ shall issue to the Corporation and the soliciting stockholders their final report containing the information from the independent inspectors, determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize the action to be taken. If the Corporation or the soliciting stockholders issue written notice of an intention to challenge the independent inspectors’ preliminary report within two (2) business days after the issuance of that report, a challenge session shall be scheduled by the independent inspectors as promptly as practicable. Following completion of the challenge session, the independent inspectors shall as promptly as practicable issue their final report to the soliciting stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge.

(e) If after the completion of the investigation of the Secretary or the delivery of the final report by the independent inspectors (as the case may be), the Secretary or the independent inspectors shall determine that the requisite number of valid and unrevoked Consents was obtained and that the action specified therein has been validly authorized, that fact shall forthwith be certified in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents and final report of the independent inspectors, if any, shall be filed in such records, at which time the Consents shall become effective as stockholder action.

Section 2.9. List of Stockholders.

The officer of the Corporation having charge of the stock ledger shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action; provided, however that in the event that any stockholder of record is seeking to have the stockholders authorize or take corporate action by written consent without a meeting, the record date shall be fixed in the manner provided in Section 2.10(b) hereof. Subject to the foregoing and Section 2.10(b) hereof, if no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided in Section 2.8(a), or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary and delivered to the Corporation, request the Board of Directors to fix a record date for such purpose. The Board of Directors may promptly, but in all events within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date for such purpose. If the Board of Directors fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date for determining the stockholders entitled to consent in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided in Section 2.8(a). If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.11. Notice of Stockholder Business and Nominations.

(a) Nominations of Directors.

(i) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.11(a), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.11(a); provided, however, that, with respect to any special meeting, the Board of Directors has determined that directors shall be elected at such meeting.

(ii) For nominations to be properly brought before any meeting by a stockholder pursuant to clause (B) of paragraph (i) of this Section 2.11(a), the stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely, a stockholders notice shall be delivered to the Secretary and received at the principal executive offices of the Corporation (A) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and (B) in the case of a special meeting at which directors are to be elected, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of any meeting and of the nominees proposed by the Board of Directors to be elected; provided, however, that in no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (x) the name and address of such stockholder, as they appear on the Corporations books, and of such beneficial owner and (y) the class and number of  shares of the Corporation which are beneficially owned and of record by such stockholder and such beneficial owner; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (D) a description of all arrangements or understandings between the stockholder and/or beneficial owner, if any, on the one hand, and each nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are being made by the stockholder and such beneficial owner, and (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination(s). The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her            intention to present a proposal at a meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b) Notice of Stockholder Business.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11(b), who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.11(b) is delivered to the Secretary of the Corporation, who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 2.11(b).

(ii) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 2.11(b), the business must be a proper matter for stockholder action under applicable law and the stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely, a stockholders notice shall be delivered to the Secretary and received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder of record and beneficial owner, if any, on whose behalf the proposal is made, (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (x) the name and address of the stockholder giving notice, as they appear on the corporations books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are beneficially owned and of record by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between the stockholder and beneficial owner, if any, on the one hand, and any other person or persons (naming such person or persons), on the other hand, pursuant to which the proposal(s) are being made by the stockholder and such beneficial owner, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at a meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the annual meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s and beneficial owner’s nominee or proposal in compliance with such stockholder’s and beneficial owner’s representations as required by Sections 2.11(a) and (b) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) For purposes of this Section 2.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.12. Inspectors of Election.

The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.13 Organization; Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the Chairman’s absence by the President, or in President’s absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over any meeting of stockholders, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over any meeting of stockholders shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such person should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over any meeting of stockholders, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
DIRECTORS

Section 3.1. Number of Directors; Terms.

The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time by a vote of a majority of the entire Board of Directors and shall be not less than one (1) nor more than fifteen (15). The directors shall be elected at the annual meeting of stockholders and shall serve until a successor shall have been elected and qualified. Directors need not be stockholders of the Corporation.

Section 3.2. RESERVED.

Section 3.3. Resignations.

Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified, it shall take effect immediately upon its receipt, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4. RESERVED.

Section 3.5. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office. Any director elected in accordance with the preceding sentence of this Section 3.5 shall hold office until the next meeting of stockholders at which the election of directors is in the regular course of business and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.6. Powers and Duties.

Subject to the applicable provisions of law, these By Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

Section 3.7. Place of Meetings.

All meetings of the Board of Directors may be held either within or without the State of Delaware.

Section 3.8. Annual Meeting.

If the first meeting of each newly elected Board of Directors shall be held immediately after the annual stockholder’s meeting and in the same place, notice thereof shall not be necessary in order to constitute the meeting, provided a quorum shall be present.

In the event that such meeting is not held at such date, time and place, the meeting may be held on any other date, time and place as shall be specified in a notice thereof given as hereinafter provided in Section 3.11 or as shall be specified in any waiver of notice thereof.

Section 3.9. Regular Meetings.

Regular meetings of the Board of Directors may be held upon notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

Section 3.10. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be a Chairman of the Board, or by the President or if he is absent, unable or refuses to act, by the Secretary and shall be called promptly upon the written request of any two directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.11. Notice of Meeting.

Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Chairman of the Board, if there be a

Chairman of the Board, the President or the Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall either be (i) mailed to each director, addressed to such director at such director’s residence or usual place of business, at least one week prior to the day on which the meeting is to be held, (ii) given by overnight delivery service to each director, addressed to such director at such place, at least forty-eight (48) hours before the day on which the meeting is to be held or (iii) sent to such director at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, at least twenty-four (24) hours before the day at which the meeting is to be held. Except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4 hereof.

Section 3.12. Quorum and Voting.

At all meetings of the Board of Directors a majority of the entire board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of the Board of

Directors, unless otherwise provided by any applicable provision of law, by these By-laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.13. Compensation.

The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. The Board of Directors may also provide that the directors may be reimbursed for their expenses, if any, for attendance at any meeting of the Board of Directors or any committee thereof.

Section 3.14. Books and Records.

The directors may keep the books for the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

Section 3.15. Action Without a Meeting.

Any action required or permitted to be taken by the Board, or a committee of the Board, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee of the Board, as the case may be.

Section 3.16. Telephonic Meetings.

Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3.17. Committee of the Board.

The Board of Directors may designate from among its members an executive and other committees, each consisting of one (1) or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting for that purpose.

Section 3.18. Authority of Committees; Committee Rules.

Each committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

ARTICLE IV
WAIVER

Section 4.1. Waiver.

Whenever a notice is required to be given by any provision of law, by these By-laws, or by the Certificate of Incorporation, a waiver thereof in writing, or by e-mail or other electronic transmission or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the meeting or at its commencement the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE V
OFFICERS

Section 5.1. Officers.

The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents and a Secretary. The Corporation may also have, at the discretion of the Board,

one or more Vice Chairman of the Board, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, one or more Assistant Vice Presidents, one or more Assistant Secretaries and such other officers as the Board of Directors shall at any time or from time to time deem necessary or advisable to designate as officers or as may be appointed in accordance with the provisions of Section 5.3 of this Article V. Any person may hold two or more of such offices. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-laws, or to the extent not so provided, as may be prescribed by the Board of Directors or the Chief Executive Officer as provided in Section 5.3 of this Article V.

Section 5.2. Election.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this Article, shall have been elected annually at the annual meeting of the Board of Directors following the annual meeting of stockholders and, as vacancies occur, from time to time by the Board of Directors. Each officer shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall have been elected and qualified. The officers of the Corporation need not be stockholders of the Corporation nor, except for the Chairman of the Board need such officers be directors of the Corporation.

Section 5.3. Subordinate Officers.

The Board of Directors may appoint, or may authorize the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have authority and perform such duties as are provided in these By-laws or as the Board of Directors or the Chief Executive Officer may from time to time specify and each shall hold office until he shall resign or shall have been removed or otherwise disqualified to serve.

Section 5.4. Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for the regular appointments to such office.

Section 5.6. Compensation.

The salaries and other compensation of all officers and agencies of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 5.7. Chairman of Board.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the

Corporation, if designated as such by the Board of Directors.

Section 5.8. Vice Chairman of the Board.

In the absence of the Chairman, a Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. A Vice Chairman shall be the Chief Executive Officer of the Corporation, if designated as such by the Board of Directors.

Section 5.9. President.

The President shall be the Chief Executive Office and/or the Chief Operating Officer of the Corporation, as determined by the Board of Directors. The President shall have general and active management of the business and affairs of the Corporation and be responsible for its day-to-day operations, subject to the control of the Board of Directors and the Chief Executive Office, if the President does not hold that position, and shall see to it that all orders and resolutions of the Board of Directors are carried into effect.

Section 5.10. Vice Presidents.

Each Vice President (including any Executive Vice President or Senior Vice President) shall have such powers and limiting titles and shall perform such duties as may from time to time be assigned to him by the Board of Directors and/or the Chief Executive Officer.

Section 5.11. Secretary.

The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meeting in a book to be kept for the purpose; he or an Assistant Secretary shall see that all notices of meetings of stockholders and special meetings of the Board of Directors are duly given in accordance with the provisions of these By-laws or as required by law; and he shall be custodian of the records and of the corporate seal or seals of the Corporation; he or an Assistant Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature or the signature of such Assistant Secretary; and in general, he shall perform all duties incident to the office of the Secretary of the Corporation and such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

ARTICLE VI
PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

Section 6.1. Form and Signature.

Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate maybe a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

Section 6.2. Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

Section 6.3. Transfer of Stock.

Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock of the Corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

Section 6.4. Lost Certificates, etc.

The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.5. RESERVED.

Section 6.6. Regulations.

Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1. Dividends and Distributions.

Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property or in shares of stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of

Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 7.2. Checks, etc.

All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

Section 7.3. Seal.

The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4. Fiscal Year.

The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.5. General and Special Bank Accounts.

The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of

Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 8.1. Indemnification by the Corporation.

The Corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law as the same presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The foregoing indemnification shall be in addition to any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, and except as provided in Section 8.4 hereof, nothing in this Article VIII shall require the Corporation to indemnify any person for any expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation.

Section 8.2. Contract Right; Advances.

The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding referred to in Section 8.1 hereof in advance of its final disposition; provided, however, that the payment of expenses (including attorneys’ fees) incurred by a director or officer in defending any such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VIII or otherwise.

Section 8.3. Indemnification of Other Persons.

The Corporation may, by action of the Board of Directors, indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses under the Delaware General Corporation Law; provided, however, that no indemnification shall be made to or on behalf of any such other person if such indemnification would be prohibited under the Delaware General Corporation Law or other applicable law.

Section 8.4. Right to Bring Suit.

If a claim for indemnification under Section 8.1 of this Article VIII is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, disinterested directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, disinterested directors, independent legal counsel or its stockholders) that the claimant is not entitled to indemnification or to reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 8.5. Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law.

Section 8.6. Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX
ADOPTION AND AMENDMENTS

Section 9.1. Amendments.

These By-laws may be repealed, altered or amended or new By-laws adopted by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon. The Board of Directors shall have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to repeal, alter or amend these By-

laws or adopt new By-laws (including, without limitation, the amendment of any By-laws setting forth the number of directors who shall constitute the whole Board of Directors).